Exhibit 99.1

Pursuit completes acquisition of the Jasper SkyTram in Jasper National Park

JASPER, AB – (Jan 2, 2025) – Pursuit Attractions and Hospitality Inc. (“Pursuit”) (NYSE: PRSU), announced today that it closed on the previously announced acquisition of the Jasper SkyTram, which is located in Canada’s iconic Jasper National Park. The attraction is one of Jasper’s most recognizable tourism destinations within the globally visited Canadian Rocky Mountain town.

“Today, we warmly welcome the Jasper SkyTram to Pursuit,” said Stuart Back, Chief Operating Officer, Banff Jasper Collection by Pursuit. “Led by GM Todd Noble and his strong local team, we are committed to the long-term investment of this iconic attraction, in ensuring its continued legacy as an important tourism pillar, and in creating an exceptional hospitality experience for guests and staff.”

The accessible mountain experience provides visitors of all ages and abilities the chance to ascend 2,263 meters (8,081 feet), up Whistlers Mountain via tram while taking in 360-degree national park views. Amenities on site include an interpretive boardwalk, easy access to hiking trails, and light culinary offerings.

“Pursuit has a long-standing history of delivering exceptional guest experiences throughout the Canadian Rockies. Together with the experienced Jasper SkyTram team, we look forward to finalizing our plans to invest in the refresh and renewal of this important Jasper landmark,” said David Barry, President and Chief Executive Officer, Pursuit. “As we enter 2025, we will continue to work closely with the community, Parks Canada and our tourism partners to ensure Jasper’s thoughtful and sustainable growth.”

The purchase price was $23.7 million Canadian dollars (approximately $17 million U.S. dollars) for the Jasper SkyTram, which includes a renewable long-term lease with Parks Canada, with nearly 30 years remaining.

For more information on the Jasper SkyTram visit jasperskytram.com

Images of the Jasper SkyTram can be accessed here. Photo credit: Jasper SkyTram by Pursuit

About Pursuit

Pursuit Attractions and Hospitality, Inc. (NYSE: PRSU), is an attractions and hospitality company that owns and operates a collection of inspiring and unforgettable experiences in iconic destinations in the United States, Canada, and Iceland. Pursuit’s elevated hospitality experiences include 15 world-class point-of-interest attractions and 28 distinctive lodges, along with integrated restaurants, retail and transportation that enable visitors to discover and connect with stunning national parks and renowned global travel locations. For more information visit pursuitcollection.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “can,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Such forward-looking statements include those that address activities, events or developments that Pursuit or its management believes or anticipates may occur in the future, including all statements regarding expectations concerning Pursuit’s opportunities and performance as a standalone public company. Similarly, statements that describe our go-forward business strategy, objectives, plans, intentions, or goals also are forward-looking statements. These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements. Important factors that could cause actual results to differ materially from those described in our forward-looking statements are set forth under

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Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K and in our most recent Quarterly Report on Form 10-Q filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

For media inquiries, please contact:

Tanya Otis, Pursuit
Email: totis@pursuitcollection.com | Phone: 587.222.4686

For investor inquiries, please contact:

Carrie Long or Michelle Porhola

Email: ir@pursuitcollection.com | Phone: 602.207.2681

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